UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2025
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Reddit, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41983	45-2546501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
303 2nd Street, South Tower, 5th Floor
San Francisco, California 94107
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 494-8016
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	RDDT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 9, 2025, Reddit, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described below as well as more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”). Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 14, 2025 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A common stock and Class B common stock voted as a single class on all matters at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:
1.To elect Steven Huffman, Sarah Farrell, Patricia Fili-Krushel, Porter Gale, David Habiger, Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel to serve until the Company’s 2026 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.
1.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
2.To approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.
3.To approve, on a non-binding advisory basis, whether future advisory votes on the compensation paid by the Company to its named executive officers should be held every one, two, or three years.
The final voting results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven Huffman	581,602,190	16,066,028	24,560,388
Sarah Farrell	597,271,983	396,235	24,560,388
Patricia Fili-Krushel	592,173,912	5,494,306	24,560,388
Porter Gale	592,717,278	4,950,940	24,560,388
David Habiger	587,754,383	9,913,835	24,560,388
Steven O. Newhouse	536,778,186	60,890,032	24,560,388
Robert A. Sauerberg	538,676,097	58,992,121	24,560,388
Michael Seibel	577,054,846	20,613,372	24,560,388
Each of the eight nominees for director was elected to serve until the Company’s 2026 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
621,571,300	437,563	219,743	0

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
595,173,870	2,368,616	125,732	24,560,388
The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.

1 Year	2 Year	3 Years	Broker Non-Votes
597,013,216	92,175	484,648	24,560,388
The Company’s stockholders advised that they were in favor of one year as the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results for this proposal, the Company’s board of directors has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers every one year. This policy will remain in effect until the next required stockholder vote on the frequency of advisory votes on the compensation of named executive officers.
Item 9.01    Financial Statements and Exhibits.
(d)The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDIT, INC.

Date: June 10, 2025	By:	/s/ Steven Huffman
Steven Huffman
President and Chief Executive Officer